SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2004

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849		65-0420146
(Commission File Number)		(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

On December 23, 2004 we filed a Current Report on Form 8-K disclosing that we completed the merger of Onstream Media Corporation, a Florida corporation, (“Acquired Onstream”) with and into OSM Acquisition, Inc., a Delaware corporation, our wholly owned subsidiary, giving effect to the acquisition of Acquired Onstream as described in our proxy statement filed with the SEC on November 12, 2004.

(a) Financial statements of businesses acquired.

The audited financial statements of Acquired Onstream for the years ended December 31, 2003 and 2002 and the reviewed financial statements for the three and six months ended June 30, 2004 and 2003 are attached hereto.

(b) Pro forma financial information.

Our unaudited pro forma condensed combining balance sheet as of June 30, 2004, unaudited pro forma condensed combining statement of operations for the nine months ended June 30, 2004, unaudited pro forma condensed combining statement of operations for the 12 months ended September 30, 2003 are hereby incorporated by reference to our proxy statement filed with the SEC on November 12, 2004.

(c) Exhibits.

23.1	Consent of Gutta, Koutoulas & Relis, LLC.

 ONSTREAM MEDIA CORPORATION
(A Development Stage Company)

Financial Statements

For the Years Ended
December 31, 2003 and 2002

GUTTA, KOUTOULAS & RELIS, LLC

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
OnStream Media Corporation
Plantation, Florida

We have audited the accompanying balance sheets of OnStream Media Corporation (a development stage company) as of December 31, 2003, and 2002 the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OnStream Media Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses during the development stage, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gutta, Koutoulas & Relis, LLC
Gutta, Koutoulas & Relis, LLC
February 6, 2004

ONSTREAM MEDIA CORPORATION
(A Develpomental Stage Company)

BALANCE SHEETS

	December 31,

	2003	2002

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,124	$1,267
Investment in marketable securities	7,350	-
Notes receivable, net	150,000	-
Restricted cash	-	123,498

Total current assets	162,474	124,765
FIXED ASSETS, net	950,758	787,750

Total assets	$1,113,232	$912,515

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$78,206	$-
Due to related parties	383,308	126,415

Total current liabilities	461,514	126,415

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDER'S EQUITY:

Preferred stock, $0.01 par value; authorized shares - 5,000,000, no shares issued and outstanding at December 31, 2003 and 2002
Common stock, $ 0.001 par value; authorized shares - 25,000,000 18,779,680 and 17,029,680 shares issued and outstanding at December 31, 2003 and 2002, respectively	18,780	17,280
Additional paid-in capital	2,027,654	1,239,854
Deferred stock compensation	(37,800)	(28,500)
Unrealized loss on marketable securities	(524)	-
Deficit accumulated during the development stage	(1,356,392)	(442,534)

Total stockholders' equity	651,718	786,100

Total liabilities and stockholders' equity	$1,113,232	$912,515

The accompanying notes are an integral part of the financial statements.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Accumulated from Inception (June 11, 2001) to December 31,	For the year ended December 31,

	2003	2003	2002

Operating expenses:
Selling, general and administrative expenses	$817,426	$523,696	$293,730
Depreciation	283	283	-

Total operating expenses	817,709	523,979	293,730

Loss from operations	(817,709)	(523,979)	(293,730)

Other income (expense):
Interest income	3,648	1,400	2,248
Dividend income	45,776	45,776	-
Financial expenses	(3,552)	(3,552)	-
Write down of note receivable	(60,000)	(60,000)	-
Realized loss on sales of marketable securities	(524,555)	(373,503)	(151,052)

	(538,683)	(389,879)	(148,804)

Net loss before provision for income taxes	(1,356,392)	(913,858)	(442,534)
Income tax provision	-	-	-

Net loss	$(1,356,392)	$(913,858)	$(442,534)

The accompanying notes are an integral part of the financial statements.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Deferred Stock Compensation	Accumulated Deficit	Comprehensive Income (Loss)	Total Stockholders' Equity

June 22, 2001 (date of inception)	-	$ -	$ -	$ -	$ -	$ -	$ -
Initial capitalization (reflects a 2-1 stock split on March 8, 2002	10,000,000	10,000					10,000
Net loss	-	-	-	-	-	-	-

Balance as of December 31, 2001	10,000,000	10,000	-	-	-	-	10,000

Issuance of common stock in exchange for 200,000 shares of Visual Data Corporation	4,000,000	4,000	196,000	-	-	-	200,000
Issuance of common stock - Private Placement, net of offering costs	3,279,680	3,280	1,100,354	-	-	-	1,103,634
Deferred stock compensation	-	-	43,500	(43,500)	-	-	-
Amortization of deferred stock compensation	-	-	-	15,000	-	-	15,000
Repurchase of shares	-	-	(100,000)		-	-	(100,000)
Net loss	-	-	-	-	(442,534)	-	(442,534)

Balance as of December 31, 2002	17,279,680	17,280	1,239,854	(28,500)	(442,534)	-	786,100

Issuance of Common Stock in exchange for 62,500 preferred shares in Visual Data Corporation	1,500,000	1,500	748,500				750,000
Deferred stock compensation	-	-	39,300	(39,300)	-	-	-
Amortization of deferred stock compensation	-	-	-	30,000	-	-	30,000
Net loss	-	-	-	-	(913,858)	-	(913,858)
Unrealized loss on marketable securities	-	-	-	-	-	(524)	(524)

Balance as of December 31, 2003	18,779,680	$18,780	$2,027,654	$(37,800)	$(1,356,392)	$ (524)	$ 651,718

The accompanying notes are an integral part of the financial statements.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Accumulated From Inception (June 11, 2001) to December 31,	For the Year Ended December 31

	2003	2003	2002

Cash flows from operating activities:
Net income (loss)	$(1,356,392)	$(913,858)	$(442,534)
Adjustments required to reconcile net loss to net cash used in operating activities:
Loss on sale of marketable securities	478,779	327,727	151,052
Amortization of deferred compensation	45,000	30,000	15,000
Write down of note receivable	60,000	60,000	-
Depreciation	283	283	-
Cash Escrow	-	123,498	(123,498)
Accounts payable and accrued expenses	196,256	78,206	118,050

Net cash used in operating activities	(310,816)	(37,251)	(273,565)

Cash flows from investing activities:
Purchase of equipment	(951,152)	(163,402)	(787,750)
Proceeds from the sale of marketable securities	253,458	204,510	48,948

Net cash provided by (used in) investing activities	(697,694)	41,108	(738,802)

Cash flows from financing activities:
Share repurchase	(100,000)	-	(100,000)
Borrowings from related party	265,258	256,893	8,365
Sale of common stock, net of offering costs	1,113,634	-	1,113,634

Net cash provided by financing activities	1,278,892	256,893	1,021,999

Increase (decrease) in cash and cash equivalents	5,124	3,857	1,267
Cash and cash equivalents at beginning of period	-	1,267	-

Cash and cash equivalents at end of period	$5,124	$5,124	$1,267

Supplemental Information:
Non Cash Transactions:
Common stock exchanged for stock in VDAT	$950,000	$750,000	$200,000

Marketable securities received in lieu of dividend	$45,776	$45,776	$-

The accompanying notes are an integral part of the financial statements.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

OnStream Media Corporation (a development stage company) was incorporated in the State of Florida on June 22, 2001. Onstream Media is developing a desktop solution for education, corporations, government, healthcare and media and entertainment companies to better manage their digital rich media without the requirement for major capital investment for the hardware, software and additional staff necessary to build their own digital asset management solution. Onstream Media will digitize, encode, index, centralize, transcode and distribute all rich media content within an organization or industry sector and make it immediately available worldwide, saving valuable time and money.

On October 22, 2003 the Company executed an agreement and plan of merger agreement ("Agreement") with a shareholder of the Company, publicly held Visual Data Corporation ("VDAT"). The Agreement is for VDAT to acquire the remaining shares it does not own, or approximately 72% of the Company. Under the terms of the Agreement, each common share of Onstream Media (other than shares owned by VDAT) shall be converted into the right to receive ..1481 restricted common shares of Visual Data common stock. It is estimated that at the time of the merger Visual Data will issue approximately 2 million shares of restricted common stock to acquire the remaining interest in the Company.

The closing of the merger is subject to various conditions, including approval by VDAT's and by the Company's shareholders, as well as the completion by Visual Data of a financing for a minimum of $6.5 million. Jesup & Lamont Securities Corporation has issued a fairness opinion regarding this transaction to the board of directors of Visual Data.

Going Concern

The Company has incurred substantial losses since its inception and has yet to generate any revenues from its operations. In addition, the Company has no cash reserves to fund any additional losses. The Company is reliant upon a merger with VDAT as discussed above. In the event that the anticipated merger should happen to fail, it is likely that the Company will be unable to continue as a going concern.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Estimates are used when accounting for depreciation, taxes, contingencies and impairment allowances. Such estimates are reviewed on an on-going basis and actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists of all highly liquid investments with original maturities of three months or less.

Concentrations

The Company is heavily reliant upon SAIC (See Note 2) to provide the Company with the platform as well as the management of the platform as described in Note 1. In the event that unforeseen circumstances occur with the vendor, the Company would be unable to continue its development without incurring significant costs and delays.

Investments in Marketable Securities

The Company's publicly traded equity securities are classified as available-for-sale and are reported at fair market value (based on quoted market prices). Unrealized gains and losses are reported, net of taxes, as a component of stockholders' equity. Unrealized losses are charged against income when a decline in the fair market value of an individual security is determined to be other-than-temporary. Realized gains and losses on investments are included in investment and other income (loss), when realized.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for deferred income taxes using the liability method pursuant to Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities. Measurement of deferred income tax is based on enacted tax rates and laws that will be in effect when the differences are expected to reverse, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses the recoverability of the long-lived assets by comparing the estimated undiscounted cash flows associated with the related asset or group of assets against their respective carrying amounts. The amount of an impairment, if any, is calculated based on the excess of the carrying amount over the fair value of those assets.

During the years ended December 31, 2003 and 2002, the Company did not incurr an impairment of its long-lived assets.

Fair value of Financial Instruments

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses and notes payable approximate fair value due to the short maturity of the instruments.

Stock Compensation

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" to provide pro forma disclosures of net income (loss) and earnings (loss) per share as if a fair value based method of accounting had been applied.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123 for all options issued to employees and amortized over the vesting period, the Company's net loss would have been increased to the pro forma amounts indicated below.

	2003	2002

Net loss as reported	$(1,356,392)	$(913,858)
Deduct: Total stock-based employee compensation expense determined under fair value method	(54,000)	(9,000)

Net loss as adjusted	$(1,410,392)	$(922,858)

Effects of Recent Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, which eliminates the requirement to report material gains or losses from debt extinguishments as an extraordinary item, net of any applicable income tax effect, in an entity's statement of operations. SFAS No. 145 instead requires that a gain or loss recognized from a debt extinguishment be classified as an extraordinary item only when the extinguishment meets the criteria of both "unusual in nature" and "infrequent in occurrence" as prescribed under APB No. 30. The provisions of SFAS No.145 are effective for fiscal years beginning after May 15, 2002 with respect to the rescission of SFAS No. 4 and for transactions occurring after May 15, 2002, with respect to provisions related to SFAS No. 13. The Company adopted this standard for the year ended December 31, 2003 and it did not have a material effect on the Company's results of operations or its financial position.

In June 2002, the FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities the Company initiates after that date.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FASB Interpretation No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of the interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has not entered into arrangements or guarantees that meet the criteria of this interpretation and does not expect the adoption of this interpretation to have a material effect on its results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148 which amends SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB No.28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income (loss) per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB No. 25. The provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002 with respect to the amendments of SFAS No. 123 and effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002 with respect to the amendments of APB No. 28. The Company implemented SFAS No. 148.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities and Interpretation of ARB No. 51" ("FIN 46"). FIN 46 addresses consolidation by business enterprises of variable interest entities. A variable interest entity is defined as an entity in which the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or as a group the holders of the equity investment at risk lack any one of the following three characteristics of a controlling financial interest: (1) the direct or indirect ability to make decisions about entity's activities through voting rights or similar rights, (2) the obligation to absorb the expected losses of the entity if they occur and (3) the right to receive the expected residual returns of the entity if they occur. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not currently expect the adoption of FIN 46 to have a material effect on the Company's financial statements.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. In general, SFAS No.149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not currently expect the adoption of SFAS No. 149 to have a material effect on its financial statements.

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No.150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. Many of these instruments previously were classified as equity or temporary equity and as such, SFAS No. 150 represents a significant change in practice in the accounting for a number of mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have a material effect on the Company's results of operations, liquidity, or financial condition.

NOTE 2 - FIXED ASSETS

Fixed assets consist of the following at December 31 2003 and 2002:

	December 31,
	2003	2002

Platform development - contract in progress	$942,551	$787,750
Office furniture and equipment	8,490	-

	951,041	787,750
Less accumulated depreciation	(283)	-

	$950,758	$787,750

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2 - FIXED ASSETS (continued)

The Company is in the development stage of building a platform to develop the business as discussed in Note 1. The development has been subcontracted for the most part to one vendor, Science Applications International Corporation. As of December 31, 2003, the platform was not operational and therefore the platform is not being depreciated.

NOTE 3 - NOTE RECEIVABLE

As of December 31, 2003, the Company is carrying a $150,000 non-interest bearing note receivable from an investor who acquired the Company's marketable securities (See Note 4) during the year. The note is payable on demand.

NOTE 4 - INVESTMENT IN MARKETABLE SECURITIES

The Company has acquired, at various times, 387,012 shares of VDAT, a 28% shareholder of the Company. The Company received such shares in exchange for stock in the Company and a stock dividend 20,345 shares (See Notes 5, 6). The shares were subsequently sold in the open market resulting in the Company incurring losses of approximately $374,000 and $151,000 for the years ended December 31, 2003 and 2002, respectively. Investments in marketable securities consist of 3,500 common shares of Visual Data Corporation as of December 31, 2003.

NOTE 5 -RELATED PARTY TRANSACTIONS

As discussed in Notes 1 and 4, VDAT owns 28% of the Company as of December 31, 2003. The Company utilized space in VDAT's facilities for general office purposes. Included in selling, general and administrative expenses is a cumulative amount since inception of approximately $47,000 for the use of the facilities. For the years ended December 31, 2003 and 2002, these expenses totaled approximately $34,000 and $13,000, respectively.

The Company owes VDAT, $139,000 and $8,000, respectively, relating to the expenses noted above and for other items paid on its behalf as of December 31, 2003 and 2002. Such amounts are included in due to related parties in the accompanying balance sheets.

Also included in due to related parties on the accompanying balance sheets, are amounts that the Company has accrued relating to salaries and reimbursable expenses it owes its executive officers. The unpaid balance as of December 31, 2003 was approximately $251,000. For the years ended December 31, 2003 and 2002 these expenses totaled approximately $244,000 and $118,000, respectively.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 6 -STOCKHOLDERS' EQUITY

Capital Stock

The Company is authorized to issue 25 million shares of common stock and 5 million shares of preferred stock. As of December 31, 2003 the Company had 18,529,680 shares of common stock outstanding and no preferred shares outstanding.

On March 8, 2002, the Company's shareholders approved a 2 for 1 stock split. All common shares have been restated retroactively to account for the split.

On April 11, 2002, the Company exchanged 3,800,000 shares of its common stock to VDAT in exchange for 200,000 shares of VDAT common stock. The exchange was based on a valuation of VDAT at the closing price of the stock as of the date of the exchange (See Note 4).

During 2002, the Company issued 2.5 million shares of common stock in conjunction with a private placement. The offering raised approximately $1.1 million, net of offering costs.

In March 2003, VDAT issued 62,500 shares of Class A-7 Preferred Stock, with a value of $750,000, to Onstream Media in exchange for 1.5 million shares of common stock in the Company. This increased VDAT's ownership in the Company to approximately 28%. The Class A-7 Preferred Stock has a liquidation preference. The Class A-7 Preferred Stock bears a 12% coupon, payable semi-annually in March and September. The Company subsequently converted the A-7 preferred shares into 166,667 shares common shares of VDAT. (See note 4)

Also during 2002, the Company issued 579,680 shares of common stock for financial advisory services in conjunction with the private placement and such costs are included in the net proceeds from the offering.

Warrants

The Company has issued 820,000 warrants to promoters and consultants to purchase the Company's common stock at $0.50 per share. The warrants are exercisable for 5 years and were issued for services rendered by consultants and financial advisors. As of December 31, 2003, 370,000 warrants were fully vested and exercisable. The Company accounts for such issuances using the Black Scholes Model to estimate the fair value. For the years ended December 31, 2003 and 2002 the Company recorded expenses of $15,000 and $11,700, respectively.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 6 -STOCKHOLDERS' EQUITY (continued)

Stock Options
On July 1, 2002, the Board of Directors and a majority of the Company's shareholders adopted the 2002 Stock Option Plan (the "Plan"), which, reserved an aggregate of 2,000,000 plan options. At December 31, 2003 and 2002, the Company has granted 1,700,000 and 1,200,000 options, respectively, to management and employees under the Plan. The term of these options is generally for 10 years and the vesting periods are from two to four years.

On March 1, 2003, the Board of Directors and a majority of the Company's shareholders adopted the 2003 Advisory Committee Stock Option Plan (the "Advisory Plan"), which reserved an aggregate of 610,000 plan options, of which 610,000 have been granted as of December 31, 2003. The Advisory Plan provides incentives for advisors that the Company sees as essential for its success. The term of these options is generally for five years and the vesting periods are generally two years.

All options are granted at a price which management believes is equal to or greater than the fair market value at the date of grant. Detail of option activity for the years ended December 31, 2003 and 2002 is as follows:

	Years Ended December 31,

	2002		2003

	Shares	Weighted average exercise price	Shares	Weighted average exercise price

Options outstanding at the beginning of the year	-	$-	1,200,000
Changes during the year:
Granted	1,200,000	0.50	1,110,000	0.50
Exercised	-	-	-	-
Forfeited and cancelled	-	-	-	-

Options outstanding at the end of the year	1,200,000	$0.50	2,310,000	$0.50

Options exercisable at the end of the year	150,000	$0.50	1,025,000	$0.50

The fair value of each option granted is estimated on the date of grant using the Black-Scholes model with the following assumptions: expected volatility of 0%, risk-free interest rate of 5.00%, expected dividends of $0 and expected term of the option ranging from 1 to 10 years.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 6 -STOCKHOLDERS' EQUITY (continued)

Included in the amounts above are options issued to advisors totaling $610,000, The Company accounts for such stock options under SFAS No. 123. The Company has recognized approximately $18,300 and $0 in expense for such options during the years ended December 31, 2003 and 2002, respectively.

NOTE 7 - INCOME TAXES

The Company has incurred approximately $1.3 million in losses since its inception. Operating losses totaling approximately $727,000 can be carried forward to offset future operating income. Such losses will begin to expire in 2023. The Company also has approximately $525,000 in capital loss carryforwards which begin to expire in 2008.

The Company has a deferred tax asset of approximately $471,000 resulting primarily from the net operating loss carryforwards and capital loss carryforwards. A full valuation allowance has been recorded to offset the deferred tax asset as a result of management's uncertainty as to the realization of such assets. There are no significant temporary differences. Accordingly, no income tax benefit has been recorded in the accompanying statements of operations as a result of the approximately $310,000 and $161,000 increase in the Company's valuation allowance related to the 2003 and 2002 net operating losses, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Legal matters

The Company is not involved in any regulatory or litigation matters resulting from the ordinary course of business or otherwise.

Employment agreements

On November 15, 2001, the Company entered into employment agreements with two of the Company's principal officers, Clifford Friedland, CEO and David Glassman, President. The agreements for the two executives are principally the same and call for an initial consulting period which will last up until the date of an initial financing of up to $1 million. Upon such financing, the base salary will be $100,000 per annum. Upon the date of a subsequent financing, which will total $1.5 million in the aggregate including the initial financing, then the base shall be increased to $150,000. The terms of the agreements are for three years from the date of the initial financing subject to annual renewals by each party.

ONSTREAM MEDIA CORPORATION
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 9 - SUBSEQUENT EVENTS

In February 2004, the Company received repayment of a promissory note that the Company had received as consideration for a sale of VDAT common stock (see Note 3) to an investor. In order to expedite payment, the Company accepted a settlement on the outstanding balance of the note in the amount of $150,000. The transaction resulted in the Company incurring a loss of approximately $60,000, which has been reflected in the accompanying financial statements.

On February 11, 2004, the Company entered into a license agreement ("Custom License Agreement") whereby the Company licensed certain software from Virage, Inc. ("Virage"). In connection with the agreements, VDAT guaranteed ("Guaranty") a Promissory Note (the "Note") in the principal amount of $1,406,250 for the Company. The principal is due and payable upon the earlier of (i) May 11, 2004 or (ii) the closing of any debt or equity financing by the Company of at least $2,000,000 (the "Maturity Date"). If VDAT has not concluded a financing of at least $2,000,000 or Onstream Media has not satisfied the Note by May 11, 2004, then Onstream Media would be in default under the Note; consequently the Software Agreement can be terminated at the discretion of Virage, thus canceling the Note. If VDAT has concluded a financing of at least $2,000,000 by May 11, 2004 but the Company has not satisfied the Note, then VDAT would be in breach of the Guaranty; as a result, the Software would be transferred back to Virage and VDAT and the Company would still be obligated to satisfy the Note. In addition, upon a breach of the Guaranty, Virage may convert any principal and unpaid accrued interest due under the Note into shares of the VDAT common stock. The number of conversion shares to be issued would be determined by dividing the outstanding principal amount of the Note and any unpaid accrued interest by the conversion of price of $2.00 per common share of VDAT's common stock. The Company promised to pay interest on the outstanding principal amount of this promissory note beginning on May 12, 2004 and until such principal sum and any interest accrued thereon is paid in full at a rate per annum equal to ten percent.

*****

OnStream Media Corporation
(A Development Stage Company)

Financial Statements

For the Three and Six Months Ended
June 30, 2004 and 2003

GUTTA, KOUTOULAS & RELIS, LLC

C O N T E N T S

Accountants’ Review Report	19

Condensed Balance Sheets as of June 30, 2004 and December 31, 2003	20

Condensed Statements of Operations for the Three and Six Months Ended June 30, 2004 and 2003	21

Condensed Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003	22-23

Notes to Condensed Financial Statements	24-27

ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors of
OnStream Media Corporation
Plantation, Florida
We have reviewed the accompanying condensed balance sheet of OnStream Media Corporation (a development state company) as of June 30, 2004, and the related statements of income and retained earnings and cash flows for the three and six months ended June 30, 2004 and 2003, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of OnStream Media Corporation.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted accounting standards, the objective of which is the expression of an opinion regarding statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses during the development stage, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The financial statements for the year ended December 31, 2003, were audited by us and we expressed an unqualified opinion on them in our report dated February 6, 2004, but we have not performed any auditing procedures since that date.

/s/ Gutta, Koutoulas & Relis, LLC
Gutta, Koutoulas & Relis, LLC
Plantation, Florida

August 10, 2004

ONSTREAM MEDIA CORPORATION
(DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	June 30,2004	December 31, 2003

ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$23,099	$5,124
Investment in marketable securities	7,490	7,350
Prepaid insurance	6,144
Notes receivable, net	–	150,000

Total current assets	36,733	162,474

FIXED ASSETS, net	2,671,798	950,758

Total assets	$2,708,531	$1,113,232

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$91,971	$78,206
Due to related parties	892,348	383,308
Loan payable	80,000	–
Note payable	1,112,500	–
Current portion of capital lease obligation	32,087

Total current liabilities	2,208,906	461,514

Capital lease obligation	137,913	–

Total Liabilities	2,346,819	461,514

STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value; authorized shares – 5,000,000, no shares issued and outstanding at March 31, 2003 and December 31, 2003	–	–
Common stock, $ 0.001 par value; authorized shares - 25,000,000 20,129,465 and 18,779,680 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively.	20,129	18,780
Additional paid-in capital	2,456,897	2,027,654
Deferred stock compensation	(52,650)	(37,800)
Unrealized loss on marketable securities	(384)	(524)
Deficit accumulated during the development stage	(2,062,280)	(1,356,392)

Total stockholders’ equity	361,712	651,718

Total liabilities and stockholders’ equity	$2,708,531	$1,113,232

The accompanying notes are an integral part of the financial statements.

ONSTREAM MEDIA CORPORATION
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

	Accumulated From Inception (June 11, 2001) to June 30,	Three Months Ended June 30,		Six Months Ended June 30,

	2004	2004	2003	2004	2003

Operating expenses:
Selling, general and administrative expenses	$1,498,389	$498,229	$146,804	$680,963	$240,323
Depreciation	1,458	750	–	1,175	–

Total operating expenses	1,499,847	498,979	146,804	682,138	240,323

Loss from operations	(1,499,847)	(498,979)	(146,804)	(682,138)	(240,323)

Other income (expense):
Interest income	3,648	–	900	–	900
Dividend income	45,776	–	–	–	–
Financial expenses	(27,302)	(23,685)	–	(23,750)	–
Write down of note receivable	(60,000)	–	–	–	–
Realized loss on sales of marketable securities	(524,555)	–	–	–	–

	(562,433)	(23,685)	900	(23,750)	–

Net loss before provision for income taxes	(2,062,280)	(522,664)	(145,904)	(705,888)	(239,423)
Income tax provision	–	–	–	–	–

Net loss	$(2,062,280)	$(522,664)	$(145,904)	$(705,888)	$(239,423)

The accompanying notes are an integral part of the financial statements.

ONSTREAM MEDIA CORPORATION
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

	Accumulated From Inception (June 11, 2001) to June 30,	For the Six Months Ended June 30,

	2004	2004	2003

Cash flows from operating activities:
Net income (loss)	$(2,062,280)	$(705,888)	$(239,423)
Adjustments required to reconcile net loss to net cash used in operating activities:
Loss on sale of marketable securities	478,779	–	–
Amortization of deferred compensation	426,150	381,150	–
Write down of note receivable	60,000	–	–
Depreciation	1,458	1,175	–
Increase in prepaid expenses	(6,144)	(6,144)
Increase in accounts payable and accrued expenses	210,021	13,765	136,250

Net cash used in operating activities	(892,016)	(315,942)	(103,173)

Cash flows from investing activities:
Purchase of fixed assets	(1,057,414)	(106,373)	–
Proceeds from the sale of marketable securities	253,458	–	–
Repayment of note receivable	150,000	150,000
Increase in restricted cash	–	–	(900)

Net cash provided by (used in) investing activities	(653,956)	43,627	(900)

Cash flows from financing activities:
Share repurchase	(100,000)	–	–
Borrowings from related party	480,437	215,290	103,923
Borrowing from loans	80,000	80,000
Repayment of capital lease obligations	(5,000)	(5,000)
Sale of common stock, net of offering costs	1,113,634	–	–

Net cash provided by financing activities	1,569,071	290,290	103,923

Increase (decrease) in cash and cash equivalents	23,099	17,975	(150)
Cash and cash equivalents at beginning of period	–	5,124	1,267

Cash and cash equivalents at end of period	$23,099	$23,099	$1,117

The accompanying notes are an integral part of the financial statements.

CONDENSED STATEMENTS OF CASH FLOWS (continued)

Supplemental Cash Flow Information:	Accumulated From Inception (June 11, 2001) to June 30,	For the Six Months Ended June 30,

	2004	2004	2003

Common stock exchanged for stock in VDAT	$950,000	$–	$750,000

Marketable securities received in lieu of dividend	$45,776	$–	$–

Repayment of a note payable by a related party	$(293,750)	$(293,750)	$–

Assets acquired under capital leases and other financing	$1,581,250	$1,581,250	$–

Assets acquired for common stock	$35,492	$35,492	$–

The accompanying notes are an integral part of the financial statements.

ONSTREAM MEDIA CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements as of June 30, 2004 and 2003 include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the financial statements as of and for the year ended December 31, 2003 and related notes.

Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

Merger

On October 22, 2003 the Company executed an agreement and plan of merger agreement (“Agreement”) with a shareholder of the Company, publicly held Visual Data Corporation (“VDAT”). The Agreement is for VDAT to acquire the remaining shares it does not own, or approximately 72% of the Company. Under the terms of the Agreement, each common share of Onstream Media (other than shares owned by VDAT) shall be converted into the right to receive 0.1481 restricted common shares of Visual Data common stock. It is estimated that at the time of the merger Visual Data will issue approximately 2 million shares of restricted common stock to acquire the remaining interest in the Company.

The closing of the merger is subject to various conditions, including approval by VDAT’s and by the Company’s shareholders, as well as the completion by Visual Data of a financing for a minimum of $6.5 million. Jesup & Lamont Securities Corporation has issued a fairness opinion regarding this transaction to the board of directors of Visual Data.

Going Concern

The Company has incurred substantial losses since its inception and has yet to generate any revenues from its operations. In addition, the Company has no cash reserves to fund any additional losses. The Company is reliant upon the merger with VDAT as discussed above. In the event that the anticipated merger should happen to fail, it is likely that the Company will be unable to continue as a going concern.

ONSTREAM MEDIA CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – FIXED ASSETS

Fixed assets consist of the following at June 30, 2004 and December 31 2003:

	June 30, 2004 (Unaudited)	December 31, 2003

Platform development - contract in progress	$1,050,579	$942,551
Office furniture and equipment	12,532	8,490
Software	203,895	–
Licensed software	1,406,250	–

	2,673,256	951,041
Less accumulated depreciation	(1,458)	(283)

	$2,671,798	$950,758

The Company is in the development stage of building an application software platform to provide services to its projected customers. The development has been subcontracted for the most part to one vendor, Science Applications International Corporation. As of June 30, 2004, the platform was not operational and therefore the platform is not being depreciated.

On February 11, 2004, the Company entered into a license agreement (“Custom License Agreement”) whereby the Company licensed certain software from Virage, Inc. (“Virage”). In connection with the agreement, VDAT guaranteed ("Guaranty") a Promissory Note (the "Note") in the principal amount of $1,406,250 for the Company. The principal is due and payable upon the earlier of (i) May 11, 2004 or (ii) the closing of any debt or equity financing by the Company of at least $2,000,000 (the "Maturity Date"). If VDAT has not concluded a financing of at least $2,000,000 or Onstream Media has not satisfied the Note by May 11, 2004, then Onstream Media would be in default under the Note; consequently, the Software Agreement can be terminated at the discretion of Virage, thus canceling the Note. If VDAT has concluded a financing of at least $2,000,000 by May 11, 2004, but the Company has not satisfied the Note, then VDAT would be in breach of the Guaranty; as a result, the Software would be transferred back to Virage and VDAT and the Company would still be obligated to satisfy the Note. In addition, upon a breach of the Guaranty, Virage may convert any principal and unpaid accrued interest due under the Note into shares of the VDAT common stock. The number of conversion shares to be issued would be determined by dividing the outstanding principal amount of the Note and any unpaid accrued interest by the conversion of price of $2.00 per common share of VDAT’s common stock. The Company promised to pay interest on the outstanding principal amount of this promissory note beginning on May 12, 2004 and until such principal sum and any interest accrued thereon is paid in full at a rate per annum equal to ten percent. (See Note 3)

ONSTREAM MEDIA CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – FIXED ASSETS (continued)

As of June 30, 2004, the Company has recorded the licensed software and the related liability to Virage due to the impending merger and related financing as discussed in Note 1. The Company has recorded these amounts because it believes that the transaction is more likely than not to proceed through closing. In the event that the closing does not occur, the Company will have to reverse the recording of the asset and remove the corresponding liability, which will have no affect on the Company’s statement of operations as such amounts have been guaranteed by VDAT.

NOTE 3 –RELATED PARTY TRANSACTIONS

As discussed in Note 1, VDAT owns approximately 28% of the Company as of June 30, 2004. The Company utilized space in VDAT’s facilities for general office purposes. Included in selling, general and administrative expenses is a cumulative amount since inception of approximately $57,000 for the use of the facilities and other administrative expenses. For the six months ended March 31, 2004 and 2003, these expenses totaled approximately $16,000 and $19,000, respectively.

The Company owes VDAT, $236,264 and $139,000, respectively, relating to the expenses noted above, for other items paid on its behalf and short term loans as of June 30, 2004 and December 31, 2003. Such amounts are included in due to related parties in the accompanying balance sheets.

Also included in due to related parties on the accompanying balance sheets, are amounts that the Company has accrued relating to salaries and reimbursable expenses it owes its executive officers. The unpaid amount as of June 30, 2004 was approximately $366,000. For the six months ended June 30, 2004 and 2003 these expenses totaled approximately $166,000 and $110,000, respectively.

On May 11, 2004, VDAT and Virage entered into a modification of the original agreement as described in Note 2, which resulted in an extension of the payment terms to the earlier of July 31, 2004 and the closing of the financing agreement as discussed in Note 1. It also resulted in an immediate paydown of the note in the amount of $293,750. The payment to Virage was made by VDAT on the Company’s behalf.

NOTE 4-LOANS PAYABLE

The Company has been provided with a series of working capital loans totaling $80,000 by an advisor and shareholder of the Company. Such loans are repayable upon demand and accrue interest at 10% per annum.

ONSTREAM MEDIA CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 –CAPITAL LEASE OBLIGATIONS

The following is a schedule of future minimum lease payments under capital leases as of June 30, 2004:

Six months ended December 31, 2004	$23,563
2005	40,394
2006	40,394
2007	40,394
2008	40,394
2009	16,834

Minimum lease payments	201,973
Less: imputed interest rate of 7.044%	31,973

Present value of minimum lease payments	170,000
Less: Current portion	32,087

Capital lease obligation	$137,913

NOTE 6-STOCKHOLDER’S EQUITY

During the six months ended June 30, 2004, the Company issued 1,349,785 common shares of stock, of which, 1,270,000 were issued in exchange for consulting and other services. Such share issuances have been expensed on the accompanying statement of operation based on the estimated fair market value of such shares. The Company used the implied value of the stock based on its conversion into VDAT shares as discussed in Note 1.

*****

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By:	/s/ Robert E. Tomlinson
Robert E. Tomlinson, CFO
March 8, 2005